SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2001

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28238 (Commission file number)	54-1521616 (IRS Employer Identification No.)

11 Sundial Circle, Suite 17, Carefree, Arizona    85377
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (480) 575-6972

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 2:       ACQUISITION OF ASSETS

          On August 1, 2001 and August 3, 2001, Guardian Technologies International, Inc. (the "Company"), through its wholly owned subsidiary Palo Verde Group, Inc., acquired two (2) additional real estate interests.

          In the first transaction which was consummated on August 1, 2001, Palo Verde Group, Inc. acquired 100% of the outstanding members interests in DuBois Red Rocks, LLC, a Delaware limited liability company. The Seller of the members interests was Alta California Broadcasting, Inc., a California corporation with no affiliation with the Company. The principal asset of DuBois Red Rocks, LLC consists of a 100 acre parcel of undeveloped real estate located near Thermopolis, Wyoming. Under current land use regulation, the property can be developed as two (2) separate residential equestrian estates. The consideration paid by Palo Verde Group, Inc. for the interest in DuBois Red Rocks, LLC consisted of 100,000 shares of common stock of Guardian Technologies International, Inc. The real property owned by DuBois Red Rocks, LLC was acquired subject to a first mortgage with an outstanding principal balance of $150,000. The agreed upon net equity of the parcel was $100,000.

          In the second transaction which was consummated on August 3, 2001, Palo Verde Group, Inc. acquired 100% of the issued and outstanding shares of common stock of Hill Valley Capital, Inc., a Colorado corporation. The selling shareholders consisted of Marie Kanger, Gina Garcia-Shaw, Barbara Hamstad, and Meade Harbison, none of whom are affiliated with Palo Verde Group, Inc. or Guardian Technologies International, Inc. The principal asset of Hill Valley Capital, Inc. consisted of approximately 4.88 acres of undeveloped commercial real estate located in Colorado Springs, Colorado. The consideration paid by Palo Verde Group, Inc. for Hill Valley Capital, Inc. consisted of 800,000 shares of common stock of Guardian Technologies International, Inc.

          The real estate held by Hill Valley Capital, Inc. was acquired subject to an hypothecation given to secure a promissory note in favor of Peak National Bank owed by Global Casinos, Inc., a Utah corporation, with an outstanding principal balance of $140,000. In the transaction, Global Casinos, Inc. gave Palo Verde Group, Inc. an indemnification with respect to the obligation to Peak National Bank. In view of the indemnification, the agreed upon net equity in the parcel owned by Hill Valley Capital, Inc. was $700,000.

ITEM 7:        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                       AND EXHIBITS

        (a)      Financial Statements

                 Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

        (b)      Pro Forma Financial Information

                 Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.
(c)	Exhibits
	Item	Title
	1.0	Securities Purchase Agreement with Alta California Broadcasting, Inc.
	2.0	Securities Purchase Agreement with Kanger, et. al.
	3.0	Indemnity

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: August 13, 2001	By: /s/ J. Andrew Moorer J. Andrew Moorer, President